UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2007
PULTE HOMES, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan (Address of principal executive offices)	48304 (Zip Code)
Registrant’s telephone number, including area code (248) 647-2750
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
First Amendment to Third Amended & Restated Credit Agreement

Item 1.01 Entry Into a Material Definitive Agreement
On November 21, 2007, Pulte Homes, Inc. (the “Company”) entered into a First Amendment to Third Amended and Restated Credit Agreement (the “Amendment”). The Amendment was entered into by and among the Company, the lenders, guarantors, administrative agent and others listed therein, with JPMorgan Chase Bank, N.A. serving as Administrative Agent. The Amendment amended the Company’s revolving credit facility to decrease the required tangible net worth minimum to $4 billion plus 50% of cumulative Net Income (without deduction for losses) earned for each completed fiscal quarter subsequent to September 30, 2007 to the date of determination. The Amendment also added a borrowing base limitation when the Company does not have an investment grade senior unsecured debt rating from at least two of Fitch Ratings, Moody’s Investors Service, and Standard and Poor’s Corporation. Under the borrowing base limitation, the sum of the Company’s senior debt and the amount drawn on the revolving credit facility may not exceed an amount based on certain percentages of various categories of the Company’s unencumbered inventory. Total capacity under the revolving credit facility remains unchanged at $1.86 billion.
A copy of the First Amendment is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
Exhibit 10(a) First Amendment to Third Amended and Restated Credit Agreement, dated November 21, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.
Date: November 27, 2007	By:	/s/ Steven M. Cook
		Name:	Steven M. Cook
		Title:	Vice President, General Counsel and Secretary